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                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549-1004


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                                   FORM 8-K


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                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) March 16, 1999


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                              Frontier Corporation
             (Exact name of registrant as specified in its charter)

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        New York                         1-4166                16-0613330
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


    180 South Clinton Avenue                                     14646-0700
       Rochester, New York                                       (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code (716) 777-1000


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Item 5.  Other Events

     On March 16, 1999, Frontier Corporation, a New York corporation ("Frontier"), Global Crossing Ltd., a Bermuda company ("Global Crossing"), and GCF Acquisition Corp., a New York corporation and a wholly owned subsidiary of Global Crossing ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub with and into Frontier, that will result in Frontier becoming a wholly owned subsidiary of Global Crossing. A copy of the Merger Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.

     A copy of Frontier's and Global Crossing's joint press release dated March 17, 1999 and the Frontier and Global Crossing joint analyst presentation dated March 17, 1999 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Frontier and Global Crossing entered into a Stock Option Agreement, dated as of March 16, 1999 (the "Stock Option Agreement"), pursuant to which Frontier has granted to Global an option to purchase up to 34,291,944 shares of Frontier Common Stock at a price of $62.00 per share, exercisable only upon the occurrence of certain events. The Stock Option Agreement provides (a) Global Crossing with the right, in certain circumstances, to require Frontier to repurchase the option and any shares acquired by the exercise of the option and (b) Frontier with the right, in certain circumstances, to repurchase the option and any shares acquired by the exercise of the option. A copy of the Stock Option Agreement is attached as
Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Frontier, certain shareholders (the "Shareholders") of Global Crossing who are the beneficial or record owners of 319,063,570 shares of Global Crossing Common Stock, and, for certain purposes, Global Crossing, entered into a Voting Agreement, dated as of March 16, 1999 (the "Voting Agreement"), pursuant to which, among other things, the Shareholders have agreed to vote their shares of Global Crossing Common Stock to approve the Share Issuance, the Global Charter Amendment and if applicable, the Alternative Merger (each as defined in the Merger Agreement). The 319,063,570 shares represent approximately 72% of the voting power of Global Crossing Common Stock. A copy of the Voting Agreement is attached as Exhibit
10.2 to this Form 8-K and is incorporated herein by reference.

     The foregoing descriptions of the Merger Agreement, the Stock Option Agreement and the Voting Agreement and transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Stock Option Agreement and the Voting Agreement.

     Statements made in analyst presentation that state either companies' or managements' intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that both companies' actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in each companies' filings with the Securities and Exchange Commission ("SEC"). Copies of these filings may be obtained by contacting either Frontier or the SEC.
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Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

                2     Agreement and Plan of Merger, dated as of March 16, 1999,
     among Frontier Corporation, Global Crossing Ltd. and GCF Acquisition Corp.

                10.1 Stock Option Agreement, dated as of March 16, 1999, between Frontier Corporation and Global Crossing Ltd.

                10.2 Voting Agreement, dated as of March 16, 1999, among Frontier Corporation, certain shareholders of Global Crossing Ltd. parties thereto and, for certain purposes, Global Crossing Ltd.

                99.1 Joint Press Release of Frontier and Global Crossing dated March 17, 1999.

                99.2 Joint Analyst Presentation of Frontier and Global Crossing Ltd. dated March 17, 1999.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Frontier Corporation



Dated:  March 18, 1999                  By:   /s/ Martin T. McCue
                                           ------------------------------
                                           Name:  Martin T. McCue
                                           Title: Senior Vice President and
                                                  General Counsel
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                                 EXHIBIT INDEX



Exhibit No.                             Description
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    2                   Agreement and Plan of Merger, dated March 16, 1999,
                        among Global Crossing Ltd., Frontier Corporation and GCF Acquisition Corp.

   10.1 Stock Option Agreement, dated March 16, 1999, between Global Crossing Ltd. and Frontier Corporation

   10.2 Voting Agreement, dated March 16, 1999, among certain shareholders of Global Crossing Ltd. parties thereto, Frontier Corporation and, for certain purposes, Global Crossing Ltd.

   99.1 Joint Press Release of Global Crossing and Frontier, dated March 17, 1999.

   99.2 Joint Analyst Presentation of Global Crossing and Frontier, dated March 17, 1999